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                                                                    Exhibit 99.1


         BankAtlantic Bancorp Reports Earnings For Second Quarter, 2003

                Record Year-To-Date Net Income of $31.6 million,
                              An increase of 77.5%

FORT LAUDERDALE, Florida - July 22, 2003 -- BankAtlantic Bancorp, Inc. (NYSE:
BBX), the parent company of BankAtlantic, Levitt Corporation, and Ryan Beck & Co., today reported net income of $17.2 million for the second quarter of 2003, compared to $20.3 million earned in the corresponding period in 2002. On a per share basis, diluted earnings were $0.28 for the quarter, compared to $0.35 for the second quarter of 2002. Net income for the six months ended June 30, 2003 was a record $31.6 million, an increase of 77.5%, compared to $17.8 million in the corresponding 2002 period. On a per share basis, diluted earnings were $0.51 year-to-date, up from $0.29 during the first six months of 2002.

Earnings in the first and second quarters 2002 included a $23.8 million after-tax extraordinary gain related to the purchase of assets and assumption of certain liabilities of Gruntal & Co. and a $15.1 million charge to earnings associated with a cumulative change in accounting principle. Adjusting for these items in 2002, net income from continuing operations was $17.2 million for the second quarter of 2003, compared to a loss of $3.5 million in the second quarter of 2002, and year-to-date net income from continuing operations was $31.6 million for 2003 versus $9.1 million for 2002. Income from continuing operations in the 2002 periods included an after-tax impairment loss of $11.8 million on equity securities and after-tax merger-related expenses of approximately $5.0 million from the Gruntal transaction and the acquisition of Community Savings Bank.

Chairman of the Board and Chief Executive Officer Alan B. Levan commented, "Looking at continuing operations, the second quarter was a record for our company. BankAtlantic experienced record results in attracting new low cost deposit accounts, record non-interest income, strong loan growth, and a continuation of its favorable trend in credit quality.



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Levitt Corporation's Levitt and Sons reported a record backlog of home sales and
Core Communities' new Tradition development experienced one of the best grand opening attendance and sales records for similar developments in Florida. Ryan Beck & Co. reported record revenue for the quarter and a solid level of profitability.

Additional accomplishments and highlights include:

"BANKATLANTIC'S `FLORIDA'S MOST CONVENIENT BANK' initiatives, including seven-day branch banking, extended weekday branch hours, 24/7 live customer service center, Totally Free Checking, free online banking, and dozens of additional product and service initiatives, have clearly struck a responsive chord with our customers and simultaneously created an unbridled energy in our employees.

         "The accelerated growth in core deposits and record new checking and savings account openings continues to validate our approach and surpass our initial objectives. During the second quarter of 2003, BankAtlantic opened over 35,000 new low cost checking and savings accounts. Since January 2002, BankAtlantic has opened 172,000 new checking and savings accounts.

         "The percentage of low cost deposits (demand, NOW and savings deposits) to total deposits increased to 41% at June 30, 2003 from 30% at the comparable 2002 period-end, and 27% at December 31, 2001.

         "Demand deposits increased to 19% of total deposits at June 30, 2003, up from 16% at year-end 2002, and 13% at year-end 2001.

         "The second quarter of 2003 marks the fourth consecutive quarter of over 30% year-over-year quarterly growth in low cost deposits.

         "In the second quarter 2003, non-interest income increased 41.9% vs. the comparable 2002 quarter, and grew 47.2 % year-to-date vs. the comparable 2002 period.

         "Commercial, small business, and consumer loan demand remained strong throughout the quarter, although we anticipate a flattening or modest decline in loan levels as we reduce purchases of residential loans in response to the current interest rate environment.



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          "The bank's credit quality continued to improve during the second quarter of 2003. Non-performing assets declined to $21.9 million from $52.5 million at June 30, 2002. The ratio of non-performing loans to total loans improved from 0.35% at March 31, 2003 to 0.29% at June 30, 2003. The coverage ratio (the ratio of allowance for loan and lease losses to non-performing loans) improved from 323% at March 31, 2003 to 376% at June 30, 2003. Net charge-offs to average loans were 0.06% for the quarter and less than 0.01% year-to-date. This compares to net charge-offs to average loans of 0.94% through the first half of 2002.

         "BankAtlantic's net interest margin declined to 3.27% for the quarter, compared to 3.35% in the immediately preceding quarter, and to 3.64% in the same quarter, 2002. We anticipate this trend to continue in the near-term as a consequence of the current levels of interest rates, as prepayments of both mortgage loans and mortgage-related securities remain high.

         "BANKATLANTIC'S many initiatives have attracted new customers, reached out to existing customers, and provided a superior platform for cross promotion and selling. Simultaneously, these initiatives have greatly raised the visibility of the bank and truly branded it as `FLORIDA'S MOST CONVENIENT BANK'. Although it is too early to declare an absolute trend, we believe the favorable results are a clear indication of a very positive energy and upward momentum.

         "LEVITT CORPORATION'S homebuilding subsidiary, Levitt and Sons, had a record backlog of 1,576 units or $335 million at June 30, 2003, up from 713 units or $153 million at June 30, 2002. Sales for the first six months of 1,063 units were $234 million, an increase of 150% over the comparable 2002 period.

         "CORE COMMUNITIES celebrated the grand opening of its newest master-planned community, the 9,000 acre `Tradition', with a record attendance of over 12,000 persons on the first weekend the development was open for sales. Although no home models had been built, unaffiliated builders who had purchased property from Core Communities recorded 375 new home reservations and generated approximately $80 million in sales



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utilizing model renderings and elevations. Sales in the opening weekend virtually sold out Phase One of Tradition.

         "As previously announced, we have filed a request for a private letter ruling from the IRS for a proposed spin-off of Levitt Corporation to BankAtlantic Bancorp shareholders in a tax free transaction. This spin-off is subject to receipt of the IRS ruling and any required regulatory approvals. We presently anticipate consummation of the spin-off at December 31, 2003. A summary of the proposed transaction is available on the Company's website under `Supplemental Financials'.

         "RYAN BECK & Co. had record second quarter revenues of $64.3 million, an increase of 49% compared to the second quarter of 2002. Ryan Beck's Private Client Group contributed 61% and investment-banking activity contributed 9% of total revenue for the quarter, continuing the pattern of an improved revenue mix at Ryan Beck following the Gruntal transaction. Ryan Beck's results also include trading markdowns aggregating $2.5 million relating to the municipal securities inventory at its GMS Group subsidiary.

         "Ryan Beck continues to develop its core business units, recruiting 34 Financial Consultants with more than $400 million in client assets to its Private Client Group. Year-to-date, the firm has raised more than $500 million in equity for its investment banking clients. In April, Ryan Beck launched two successful proprietary unit investment trusts, the `Ryan Beck Select Financial Services Equity Portfolio' and the `Ryan Beck Select Financial Services Preferred Income Portfolio,' investing more than $30 million in these funds for clients.



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                              FINANCIAL HIGHLIGHTS:

              SECOND QUARTER, 2003 COMPARED TO SECOND QUARTER, 2002

BANKATLANTIC BANCORP (CONSOLIDATED):

o        Net income from continuing operations of $17.2 million vs. a loss of
         3.5 million, which included in the 2002 period an after-tax impairment of $11.8 million on equity securities and after-tax acquisition expenses of $4.3 related to the Gruntal transaction.
o        Book value per share rose to $8.46 vs. $7.66, an increase of 10.4%.

BANKATLANTIC:
o Business segment pretax income of $20.1 million vs. $15.6 million, an increase of 28.8%.
o        Return on tangible assets was 0.99% vs. 0.78%.
o        Return on tangible equity was 13.06% vs. 11.14%.
o Total average loans grew to $4.030 billion vs. $3.611 billion, an increase of 11.6%.
o Average residential loans increased to $1.881 billion vs. $1.571 billion, an increase of 19.7%.
o        Average commercial real estate loans increased to $1.555 billion vs.
         $1.500 billion, an increase of 3.7%.
o Average small business loans increased to $159 million vs. $153 million, an increase of 3.9%.
o Average consumer loans increased to $307 million vs. $245 million, an increase of 25.3%.
o        Net interest margin decreased from 3.64% to 3.27%.
o Non-interest income grew to $19.3 million vs. $13.6 million, an increase of 41.9%.
o Non-interest expense grew to $38.3 million vs. $36.3 million, an increase of 5.5%.

LEVITT CORPORATION:
o Business segment pretax income rose to $10.4 million vs. $5.8 million, an increase of 79.3%.
o        Return on tangible equity was 21.61% vs. 15.26%.

RYAN BECK & Co.:
o Business segment pretax income declined to $2.2 million vs. $19.4 million, a quarter in the 2002 period that included an extraordinary gain relating to the Gruntal & Co. transaction.

o        Return on tangible equity was 8.87%.



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     YEAR-TO-DATE 2003 HIGHLIGHTS COMPARED TO THE CORRESPONDING 2002 PERIOD:

BANKATLANTIC BANCORP (CONSOLIDATED):
o        Net income of $31.6 million vs. $17.8 million, an increase of 77.5%.
o        Diluted earnings per share of $0.51 vs. $0.29, an increase of 75.9%.
o        Return on average tangible equity was 16.93% vs. 9.99%.
o Net income from continuing operations of $31.6 million vs. $9.1 million, which included in the 2002 period an after-tax impairment of $11.8 million on equity securities and after-tax expenses of $5.0 million related to the Gruntal transaction and the first quarter 2002 acquisition of Community Savings.

BankAtlantic:
o Business segment pretax income increased to $37.5 million vs. $29.3 million, an increase of 28.0%.
o        Return on tangible assets was 0.95% vs. 0.80%.
o        Return on tangible equity was 12.33% vs. 10.53%.
o Total average loans grew to $3.857 billion vs. $3.250 billion, an increase of 18.7%.
o Average residential loans increased to $1.721 billion vs. $1.331 billion, an increase of 29.3%.
o        Average commercial real estate loans increased to $1.543 billion vs.
         $1.403 billion, an increase of 10.0%.
o Average small business loans increased to $161 million vs. $131 million, an increase of 22.9%.
o Average consumer loans increased to $302 million vs. $232 million, an increase of 30.2%.
o        Net interest margin decreased from 3.51% to 3.31%.
o Non-interest income grew to $33.7 million vs. $22.9 million, an increase of 47.2%.
o Non-interest expense grew to $73.5 million vs. $64.6 million, an increase of 13.8%.

LEVITT CORPORATION:
o Business segment pretax income rose to $15.7 million vs. $12.1 million, an increase of 29.8%.
o        Return on tangible equity was 16.40% vs. 15.90%.

RYAN BECK & Co.:
o Business segment pretax income decreased to $5.0 million vs. $17.9 million, a period in 2002 that included an extraordinary gain relating to the Gruntal & Co. transaction.
o        Return on tangible equity was 10.11%.

BankAtlantic Bancorp's Second Quarter, 2003 earnings results, press release and financial summary, as well as the Supplemental Financials (extensive business segment financial data), are available on BankAtlantic Bancorp's website: www.BankAtlanticBancorp.com.


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o             To view the press release and financial summary, access the
              "Investor Relations" section and click on the "Quarterly Financials" navigation link.

o To view the Supplemental Financials, access the "Investor Relations" section and click on the "Supplemental Financials" navigation link.

Copies of BankAtlantic Bancorp's Second Quarter, 2003 earnings results press release and financial summary, and the Supplemental Financials are also available upon request via fax, email, or mail, by contacting BankAtlantic Bancorp's Investor Relations department utilizing the contact information listed above.

ABOUT BANKATLANTIC BANCORP:

BANKATLANTIC BANCORP (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic, Levitt Corporation, and Ryan Beck & Co. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking, and real estate development.

BANKATLANTIC, "FLORIDA'S MOST CONVENIENT BANK," is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community branches throughout Florida and its online banking division - BankAtlantic.com. BankAtlantic has 73 branch locations, operates more than 180 conveniently located ATMs and offers extended hours.

SEVEN-DAY BRANCH BANKING - MONDAY THROUGH SUNDAY
o Extended branch lobby hours are 8:30 am - 5:00 pm, Monday through Wednesday, and 8:30 am - 8:00 pm, Thursday and Friday.
o        Extended drive-thru hours are 7:30 am - 8:00 pm, Monday through Friday.
o Saturday branch lobby hours are 8:30 am - 3:00 pm, and drive-thru hours are 7:30 am - 6:00 pm.
o Sunday branch lobby hours are 11:00 am - 4:00 pm, and drive-thru hours are 11:00 am - 4:00 pm.

LEVITT CORPORATION: is the parent company of Levitt and Sons, Core Communities, and Levitt Commercial. Levitt Corporation and BankAtlantic Bancorp also hold an aggregate 40% ownership interest in Bluegreen Corporation.

         LEVITT AND SONS is America's oldest homebuilder and America's first builder of planned suburban communities, and is best known for creating New York's Levittown, Long Island and Levittown, PA. After building approximately 200,000 homes in over 74 years, Levitt and Sons currently develops single and multi-family homes for active adults and families throughout Florida.

         CORE COMMUNITIES develops master-planned communities in Florida, including its original and best known, St. Lucie West. St. Lucie West, the fastest growing community on Florida's Treasure Coast for the last 7 years, is a 4,600-acre


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         community with 4,000 built and occupied homes, 150 businesses employing
         5,000 people and a university campus. Core Communities' newest master-planned community is "Tradition." Now under development on Florida's Treasure Coast in St. Lucie County, Tradition features 5,600 residences, a commercial town center and a world-class corporate park.

         LEVITT COMMERCIAL specializes in development, re-development, and joint venture opportunities in industrial and retail properties.

         BLUEGREEN CORPORATION (NYSE: BXG) engages in the acquisition, development, marketing and sale of drive-to vacation resorts, golf communities and residential land. The Company's resorts are located in a variety of popular vacation destinations including the Smoky Mountains of Tennessee; Myrtle Beach and Charleston, South Carolina; Branson, Missouri; Wisconsin Dells and Gordonsville, Wisconsin; Aruba and throughout Florida. Bluegreen Corp.'s land operations are predominantly located in the Southeastern and Southwestern United States.

RYAN BECK & Co. is a full-service broker dealer engaging in underwriting, market making, distribution, and trading of equity and debt securities. The firm also provides money management services, general securities brokerage, including financial planning for the individual investor, consulting and financial advisory services to financial institutions and middle market companies. Ryan Beck & Co. also provides independent research in the financial institutions, healthcare, technology, and consumer product industries. Ryan Beck & Co. has in excess of 500 financial consultants located in 40 offices nationwide.

For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
www.LevittandSons.com
www.CoreCommunities.com
www.LevittCommercial.com
www.RyanBeck.com
www.GMSgroup.com

BANKATLANTIC BANCORP CONTACT INFO:
INVESTOR RELATIONS: Leo Hinkley, Phone: (954) 760-5317, Fax: (954) 760-5415 or InvestorRelations@BankAtlanticBancorp.com
Mailing Address: BankAtlantic Bancorp, Investor Relations, 1750 East Sunrise Blvd., Fort Lauderdale, FL 33304
Corporate Communications: Sharon Lyn, Phone: (954) 760-5402, Fax: (954) 760-5415 or CorpComm@BankAtlanticBancorp.com

BANKATLANTIC CONTACT INFO:
Public Relations: Hattie Harvey, Tel: (954) 760-5383, Fax: (954) 760-5108 or hharvey@BankAtlantic.com.



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Public Relations for BankAtlantic: Boardroom Communications, Caren Berg,
Phone: (954) 370-8999, Fax (954) 370-8892 or caren@boardroompr.com

* To receive future news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on www.BankAtlanticBancorp.com

* BankAtlantic Bancorp will host an investor and media teleconference call and webcast on Wednesday, July 23, 2003 at 10:30 a.m. EST.

         o TELECONFERENCE CALL: To access the teleconference call in the U.S., the toll free number to call is 1-888-338-6461. International calls may be placed to 973-935-8508. A replay of the conference call will be available beginning on Wednesday, July 23, 2003 through 5:00 p.m. Friday, August 1. To access the replay option in the U.S., the toll free number to call is 1-877-519-4471. International calls for the replay may be placed to 973-341-3080. The replay digital PIN number for both domestic and international calls is: 4055040.

         o WEBCAST: To listen to the live and/or archived webcast of the teleconference call, visit www.BankAtlanticBancorp.com, access the "Investor Relations" section and click on the "Webcast" navigation link. The archive of the teleconference call will be available beginning on Wednesday, July 23 through Friday, August 29, 2003.

                                       ###

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words "anticipate", "believe", "estimate", "may", "intend", "expect" and similar expressions identify certain of such forward-


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looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. ("the Company") and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our activities and the value of our assets; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; BankAtlantic's seven-day banking initiative and other growth initiatives not being successful or producing results which do not justify their costs; the impact of changes in accounting policies by the Securities and Exchange Commission; the impact of periodic testing of goodwill and other intangible assets for impairment, and with respect to the operations of Levitt Corporation ("Levitt") and its real estate subsidiaries: the market for real estate generally and in the areas where Levitt has developments, the availability and price of land suitable for development, materials prices, labor costs, interest rates, environmental factors and governmental regulations; and the Company's success at managing the risks involved in the foregoing. This press release also contains forward-looking statements with respect to the proposed spin-off of Levitt Corporation which is subject


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to a number of risks and uncertainties that are subject to change based on factors including that the conditions relating to regulatory approval and the tax-free nature of the spin-off may not be met, that business, economic, or market conditions may make the spin-off less advantageous, that Levitt will not be successful as a separate publicly-traded company, that Levitt will not have additional access to capital or debt markets or that such markets may prove to be more expensive than currently available, and that the Board may in the future conclude that it is not in the best interest of the Company or the shareholders to pursue the spin-off. Further, this press release contains forward-looking statements with respect to Ryan Beck & Co. and its subsidiary, which are subject to a number of risks and uncertainties including but not limited to the risks and uncertainties associated with its operations, products and services, changes in economic or regulatory policies, the volatility of the stock market and fixed income markets, the success of new lines of business, and additional risks and uncertainties that are subject to change and may be outside of Ryan Beck's control. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.